Exhibit 31.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Tyram H. Pettit, as President and Chief Executive Officer and as Vice President-Finance of microHelix, Inc., certify that:

1. I have reviewed this Amendment No. 2 on form 10-KSB/A to the Annual Report on Form 10-KSB of microHelix, Inc. for the period ended December 31, 2005;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 1, 2006

/s/ Tyram H. Pettit

Tyram H. Pettit
President and Chief Executive Officer
and Vice President-Finance
(Principal Executive Officer and
Principal Financial Officer)